SCHEDULE 14A INFORMATION
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Orchestra Therapeutics, Inc.

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5931 Darwin Court
Carlsbad, CA 92008
(760) 431-7080
June 4, 2007
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Orchestra Therapeutics, Inc., which will be held on July 10, 2007 at 10:00 a.m., local time, at 1590 Harbor Island Drive, San Diego, California.
     The formal notice of the Annual Meeting and the related Proxy Statement and proxy card have been made a part of this invitation.
     Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. You may later change your vote if you so desire as set forth in the attached Proxy Statement.
     A copy of the Company’s Annual Report to Stockholders also is enclosed.
     The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,
/s/ Joseph F. O’Neill
Joseph F. O’Neill, M.D., M.P.H.
President and Chief Executive Officer

ORCHESTRA THERAPEUTICS, INC.

Notice of Annual Meeting of Stockholders
to be held July 10, 2007

     The Annual Meeting of Stockholders of Orchestra Therapeutics, Inc. will be held at 1590 Harbor Island Drive, San Diego, California, on Tuesday, July 10, 2007, at 10:00 a.m. local time, for the following purposes:
1.	To elect three Class III directors;

2.	To approve the adoption of an amendment to the Company’s Certificate of Incorporation authorizing an increase in the number of authorized shares of the Company’s Common Stock, par value $.0025 per share, from 35,000,000 shares to 235,000,000 shares (the “Authorized Shares Increase”).
and to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
     The Board of Directors has fixed the close of business on June 1, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available at our Secretary’s office, 5931 Darwin Court, Carlsbad, California, for ten days prior to the meeting.
     ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS PRACTICABLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By order of the Board of Directors /s/ Joseph F. O’Neill Joseph F. O’Neill, M.D., M.P.H. President and Chief Executive Office

June 4, 2007

PROXY STATEMENT
IMPORTANT
PROPOSAL 1
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
PROPOSAL 2
RELATIONSHIP WITH AUDITORS
CODE OF ETHICS
NOMINATING AND GOVERNANCE COMMITTEE
STOCKHOLDER PROPOSALS
SECURITY HOLDER COMMUNICATIONS TO BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD MEMBER AND AUDITOR ATTENDANCE AT ANNUAL MEETING
OTHER MATTERS

ORCHESTRA THERAPEUTICS, INC.

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Orchestra Therapeutics, Inc., a Delaware corporation, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at 1590 Harbor Island Drive, San Diego, California, on Tuesday, July 10, 2007, and any adjournment or postponement thereof (the “Annual Meeting”). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the proxy, such stockholder’s shares will be voted accordingly. If you sign and return your proxy card but no choice is specified, such shares will be voted FOR the election of the three Class III director nominees listed in this Proxy Statement and FOR the approval of Proposal 2 described in the Notice of Annual Meeting and in this Proxy Statement.
     Stockholders of record at the close of business on June 1, 2007, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 10,527,675 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.
     Any disabled stockholder or stockholder’s representative may request reasonable assistance or accommodation from the Company in connection with the Annual Meeting by contacting Orchestra Therapeutics, Inc., Investor Relations, 5931 Darwin Court, Carlsbad, California 92008 at (760) 431-7080. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by June 22, 2007.
     Directors are elected by a plurality vote. Accordingly, the three director nominees who receive the most votes cast in their favor will be elected. Approval of Proposal 2 requires the affirmative vote of holders of a majority of our outstanding shares. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a proposal as to such shares, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of a proposal has been obtained. However, because Proposal 2 requires the affirmative vote of holders of a majority of our outstanding shares, broker non-votes with respect to Proposal 2 will leave the same effect as negative votes.
     The Board of Directors unanimously recommends a vote FOR approval of each of the proposals described in this Proxy Statement.
     The expense of printing and mailing proxy materials will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees by personal interview, email, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.
     This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about June 7, 2007.

IMPORTANT
     PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.
PROPOSAL 1
ELECTION OF DIRECTORS
     The Company has three classes of directors serving staggered three-year terms. Class I, Class II and Class III consist of three directors each. Up to three Class III directors are to be elected at the Annual Meeting to serve until the 2010 Annual Meeting and until their respective successors shall have been elected for some period of time or until such directors’ earlier resignation, removal from office, death or incapacity. The terms of the Class I and Class II directors expire in 2008 and 2009, respectively.
     Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of James L. Foght, Kevin B. Kimberlin and Kevin L. Reilly as Class III directors. Mssrs. Foght, Kimberlin and Reilly are currently members of our Board of Directors. Each of the nominees has been nominated as a Class III director by the Nominating and Governance Committee of our Board of Directors. Each nominee consents to being named herein as a Class III director nominee and further consents to serve as a Class III director if elected. In the event either of such nominees becomes unable or unwilling to accept his nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other nominees as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. There are no family relationships among executive officers or directors of the Company.
     In September 2006, Mr. Foght was elected as a director by our Board of Directors to fill a then newly-created vacancy. A non-management director had recommended Mr. Foght to our Nominating and Governance Committee as a potential Class III director.
     Set forth below is information regarding the nominees for Class III director seats and the continuing directors of Class I and Class II, principal occupations at present and for the past five years, certain directorships held by each, their ages as of April 30, 2007 and the year in which each first became a director of the Company.

	Name and Principal Occupation at Present and	Director
	for the Past Five Years; Directorships	Since	Age
CLASS I
Joseph F. O’Neill, M.D., M.P.H.	Dr. O’Neill joined us as President and Chief Executive Officer in October 2005. Most recently, Dr. O’Neill was the Deputy Coordinator and Chief Medical Officer in the Office of the U.S. Global AIDS Coordinator, Department of State from August 2003 to August 2005. Before joining the State Department, Dr. O’Neill served as the Director of the White House Office of National AIDS Policy from July 2002 to August 2003. Before his White House appointment, he served as Acting Director of the Office of HIV/AIDS Policy in the Department of Health and Human Services from 2001 to July 2002. From 1997 to the end of 2001, Dr. O’Neill served as Associate Administrator for HIV/AIDS in the Health Resources and Services Administration’s HIV/AIDS Bureau. In this capacity, he directed the national Ryan White Comprehensive AIDS Resources Emergency (CARE) Act program that provides medical care and treatment, social services and pharmaceuticals to people living with HIV/AIDS throughout the United States, the District of Columbia, Puerto Rico and U.S. territories. In addition, he serves on a number of advisory boards including the Robert Wood Johnson Foundation’s Promoting Excellence in End of Life Care program and the Brazilian Association for Palliative Care. Dr. O’Neill is a graduate of the School of Medicine of the University of California at San Francisco and holds degrees in business administration, public health, health and medical sciences from the University of California at Berkeley. He is board certified in internal medicine.	2005	54

James B. Glavin	Mr. Glavin has been retired since before 2002. He has been a member of our Board of Directors since May 1993 and was Chairman of the Board from September 1994 until February 2005; he retired on June 14, 2005 but returned as a Director at our request on July 6, 2005. Mr. Glavin served as our Chief Executive Officer from April 1987 to September 1994, as President from October 1987 until September 1994, and as Treasurer from April 1987 until May 1991. Mr. Glavin currently is a Director of the Meridian Fund.	1993	71

	Name and Principal Occupation at Present and	Director
	for the Past Five Years; Directorships	Since	Age
David P. Hochman	Mr. Hochman has served as Managing General Partner of Accelerated Technologies Partners, LLC since December 2006. Mr. Hochman was engaged as a private consultant, including through his firm Orchestra Partners, LLC, since June 2006. Mr. Hochman was the Chief Executive Officer of Spencer Trask Edison Partners, LLC, an investment affiliate of Spencer Trask & Co., from March 2004 to June 2006. From June 2000 to June 2006 he was also Managing Director of Spencer Trask Ventures, Inc. Previously, Mr. Hochman served as Managing Director, Venture Resources for Spencer Trask Ventures, Inc. from June 2000 until March 2004, and was responsible for directing the firm’s investment banking and financial advisory services. Before that, he was Vice President, Investment Banking for Spencer Trask Ventures, Inc. from December 1998 until June 2000. Mr. Hochman currently serves as a director of Prescient Medical, Inc. and Modigene, Inc. Mr. Hochman also currently serves as a director of the following nonprofit organizations:	2004	32
	AIDS Action Foundation; Citizens for NYC; and, the Mollie Parnis Livingston Foundation.
CLASS II
Martyn Greenacre	Mr. Greenacre is currently Chairman of Beijing Med-Pharm Corporation, a U.S. public company with pharmaceutical marketing and distribution activities in China. He has served in that position since 2003. He also has served since 2002 as Chairman of Life Mist Technologies Inc., a fire suppression equipment company. He was the Chief Executive Officer of two life science companies, Delsys Pharmaceutical Corporation from 1997 until 2001 and Zynaxis, Inc. from 1993 to 1997. Previously Mr. Greenacre held various senior management positions at SmithKline Beecham from 1973 through 1992, including serving as Chairman of Europe from 1989 to 1992. He currently serves as a director of Cephalon, Inc., Acusphere, Inc. and Curis, Inc.	2003	65

	Name and Principal Occupation at Present and	Director
	for the Past Five Years; Directorships	Since	Age
Robert E. Knowling, Jr.	Mr. Knowling joined the Board as Chairman in February 2005. Mr. Knowling has served as Chief Executive Officer of Vercuity Solutions, Inc., a supplier of telecom expense management services, since April 2005. From January 2003 to 2005, Mr. Knowling served as Chief Executive Officer of the New York Leadership Academy at the New York City Board of Education. From 2001 to 2003, Mr. Knowling served as Chairman and Chief Executive Officer of SimDesk Technologies, a software development company. Mr. Knowling joined Covad Communications, a provider of Digital Subscriber Line (DSL) services to homes and small business customers, in July 1998 as chairman, president and chief executive officer, and served there until 2001. He serves on the board of directors for Ariba, Inc., Heidrick & Struggles International, Inc., and the Bartech Group. He is also a member of the advisory board for Northwestern University’s Kellogg Graduate School of Management. Mr. Knowling earned a Bachelor of Arts degree in theology from Wabash College and a Master of Business Administration degree from Northwestern University’s Kellogg Graduate School of Business.	February 2005	51

CLASS III
Kevin B. Kimberlin	Mr. Kimberlin, our co-founder, has been Chairman of the Board of Spencer Trask & Co., a venture capital company, since 1991. He was a co-founder of Myriad Genetics, Inc., the first human genome company, and of Ciena Corporation, a networking company. He was the General Partner of Next Level Communications, a leading broadband equipment company, from January 1998 until its initial public offering in November 1999. He is a director of Health Dialog Services Corporation and Yaddo, an artists’ community.	1986	54

Kevin L. Reilly	Mr. Reilly is an independent consultant. Previously he was President of Wyeth Vaccine and Nutrition division from 1999 to 2002 and President of Wyeth Nutrition International from 1996 to 1998 and held various senior management positions at Wyeth from 1984 through 1996. Previously he was Senior Vice President at Connaught Laboratories, Ltd. from 1973 to 1984. Mr. Reilly earned a Bachelor of Science degree from the University of Melbourne in 1963 and a Master of Business Administration degree from York University, Toronto in 1973. Mr. Reilly is also a 1981 graduate of the Advanced Management Program at Harvard Business School.	2004	64

	Name and Principal Occupation at Present and	Director
	for the Past Five Years; Directorships	Since	Age
James L. Foght, Ph.D.	Dr. Foght has over 40 years of experience in the healthcare and life sciences industries. Currently Dr. Foght is Managing Partner of Foght Enterprises, L.L.C., which is focused on international business advisory services. Dr. Foght has been Managing Partner of Foght Enterprises, L.L.C. since 2001. Dr. Foght is also Managing Director and a member of the investment committee of Vector Later-Stage Equity Funds, specializing in investments in the life sciences. Dr. Foght was a Founder of Vector Securities International, Inc. in 1988 and served as its President until its acquisition by Prudential Securities in 1999. From 1999 to 2001, he was Managing Director of the Prudential Vector Healthcare Group. Prior to Vector Securities, Dr. Foght was Co-Head of Kidder, Peabody’s Life Sciences/Medical Products Corporate Finance group. Prior to Kidder, Peabody, he spent 23 years with DuPont where his positions included Managing Director of DuPont U.K., Director of Pharmaceuticals in Europe, and Worldwide Director of Technology Evaluation and Acquisitions for Biomedical Products. Dr. Foght earned MS and PhD degrees in organic chemistry with minors in biochemistry and microbiology from the University of Illinois, and holds a BS from the University of Akron.	2006	71
     The Board of Directors held nine meetings during the year ended December 31, 2006. Each of our incumbent directors, with the exception of Robert E. Knowling, Jr., attended in 2006 at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director served. Mr. Knowling attended 67% of the Board of Directors meetings held in 2006.
Board Committees
     The Board of Directors has appointed a Compensation and Stock Option Committee, an Audit Committee and a Nominating and Governance Committee. Each has a charter, which can be read on our website at www.orchestratherapeutics.com.
     The members of the Compensation and Stock Option Committee are Kevin L. Reilly (Chairman) and Robert E. Knowling, Jr. The Compensation and Stock Option Committee held three meetings during 2006. The Compensation and Stock Option Committee’s functions are to assist in the administration of, and grant options under, our 2003 Stock Plan; to assist in the implementation of, and provide recommendations with respect to, our general and specific compensation policies and practices; and to review and approve all compensation of our executive officers.
     The members of the Audit Committee are James B. Glavin (Chairman), Robert E. Knowling, Jr., Martyn Greenacre and Kevin L. Reilly. The Audit Committee held five meetings during 2006. The Audit Committee monitors the independence and performance of our independent auditors and has the sole authority to appoint and replace the independent auditors. The Audit Committee’s other functions are to monitor the quality and integrity of our financial statements, compliance with legal and regulatory requirements, controls relating to financial risk exposure, dissemination of accurate information and direction of our corporate compliance efforts, guidelines and policies.
     The members of the Nominating and Governance Committee are Martyn Greenacre (Chairman) and Kevin L. Reilly. The Nominating and Governance Committee held one meeting during 2006. The Nominating and

Governance Committee’s functions are to establish Board membership criteria, assist the Board by identifying individuals qualified to become Board members, recommend to the Board proposed director nominees, address and control matters of corporate governance and facilitate the regular review of the performance of the Board and its committees.
     Each of our directors, other than Dr. O’Neill and Mr. Hochman, is independent, as defined under Nasdaq Marketplace Rule 4350(c). On June 7, 2006, we entered into a consulting agreement with Orchestra Partners, LLC (“Orchestra Partners”), pursuant to which Orchestra Partners will provide certain investor relations, public relations, corporate finance and other consulting services. Under this agreement, Orchestra Partners was paid $15,000 per month, with a commitment for a minimum of a six-month term; the agreement was terminated in April 2007. Orchestra’s sole member and manager is David Hochman, a director of the Company and a former affiliate of Spencer Trask & Co. Mr. Hochman was paid a total of $150,000 during the term of this consulting agreement.
     Under applicable SEC and Nasdaq rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent. The Board also has the power to consider whether transactions of those types but below the thresholds render a director not “independent,” and to consider whether any other types of transactions, relationships or arrangements (i.e., not specified in the SEC and Nasdaq rules) render a director not “independent”; however, the Board did not consider any such items in making its independence determination except that it considered the investments by Messrs. Foght ($25,000 plus $37,500 to exercise warrants), Greenacre ($25,000), Hochman ($25,000 plus $37,500 to exercise warrants), and Reilly ($25,000 plus $37,500 to exercise warrants) in our 2006 Private Placement to not deprive those directors of “independent” status.
     The above references to Nasdaq rules, and all other references in this Proxy Statement to Nasdaq rules, are based on SEC disclosure requirements. Our stock trades on the OTC Bulletin Board, not on Nasdaq.
     The Board of Directors unanimously recommends a vote FOR the Class III director nominees listed above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information, as of April 30, 2007, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our current directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated, the business address of each individual is c/o 5931 Darwin Court, Carlsbad, California 92008.

	Shares	Percentage
	Beneficially	Beneficially
Name and address of beneficial owner	Owned (1)	Owned (2)
James L. Foght, Ph.D. (3)	31,250	*
James B. Glavin (3)	4,691	*
Michael K. Green (3)	66,744	*
Martyn Greenacre (3)	15,500	*
David Hochman (3) (4)	623,412	5.6%
Kevin B. Kimberlin (3) (5)	5,126,968	36.6%
Robert E. Knowling, Jr.	—	*
Peter Lowry (3)	42,870	*
Joseph F. O’Neill (3)	46,584	*
Kevin L. Reilly (3)	33,960	*
Georgia Theofan (3)	29,730	*

All current directors and executive officers as a group (11 persons) (6)	6,021,709	40.7%

*	Less than 1%.

(1)	To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	Percentage ownership is based on 10,527,675 shares of our Common Stock outstanding as of April 30, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, based on voting and investment power with respect to shares. Shares of our Common Stock subject to options, notes or warrants currently exercisable or convertible, or exercisable or convertible within 60 days after April 30, 2007, are deemed outstanding for computing the percentage ownership of the person holding beneficial ownership of those securities, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	The amounts shown include the following shares which may be acquired under stock options currently or within 60 days after April 30, 2007: Mr. Kimberlin, 4,350 shares; Mr. Glavin, 4,277 shares; Mr. Green, 6,203 shares; Mr. Greenacre, 3,000 shares; Mr. Hochman, 2,000 shares; Mr. Lowry, 1,590 shares; Dr. O’Neill, 22,500 shares; Mr. Reilly, 2,710 shares; and Dr. Theofan, 3,097 shares. In addition, the amounts shown include the following shares which may be acquired under convertible notes purchased in the 2006 Private Placement: Dr. Foght, 12,500 shares; Mr. Green, 50,000 shares; Mr. Greenacre, 12,500 shares; Mr. Hochman, 12,500 shares; Mr. Lowry 12,500 shares; Dr. O’Neill, 12,500 shares; Mr. Reilly, 12,500 shares; and Dr. Theofan, 25,000 shares.

(4)	The amount shown also includes 570.875 shares of Common Stock issuable to Mr. Hochman upon the exercise of 2006 Private Placement placement agent warrants; and 4,287 shares of Common Stock issuable upon exercise of a Placement Agent Unit Purchase option.

(5)	Mr. Kimberlin’s spouse holds 87 shares of our Common Stock; a retirement account for the benefit of Mr. Kimberlin holds 40 shares of our Common Stock; Kimberlin Family Partners, L.P., a Colorado limited partnership, of which Mr. Kimberlin is the general partner, holds 569 shares of our Common Stock; and Kevin Kimberlin Partners, L.P, of which the general partner is KKP Management LLC, a Nevada limited liability company, of which Mr. Kimberlin is the managing member, holds 4,487 shares of our Common Stock. Additionally, Mr. Kimberlin can be deemed to be the beneficial owner of: (a) 1,521,149 shares of Common Stock held by Cheshire; (b) 931,182 shares of common stock issuable upon exercise of warrants held by Cheshire; (c) 1,577,700 shares of common stock issuable to Cheshire upon conversion of a convertible Mortgage Note held by Cheshire; (d) 777 shares of common stock issuable to STVI upon the exercise of a Placement Agent Unit Purchase Option; (e) 777 shares of common stock issuable to STVI upon the exercise of the Class A Warrants issuable upon the exercise of a Placement Agent Unit Purchase Option; (f) 777 shares of common stock issuable to STVI upon the exercise of the Class B Warrants issuable upon the exercise of the Class A Warrants; (g) 17,748 shares of common stock issuable to Cheshire upon the exercise of Class B Warrants; (h) 141 shares of common stock issued to Spencer Trask & Co. in connection with a Unit Offering; (i) 212 shares of common stock issued to Spencer Trask & Co. in connection with the exercise of 141 Class A Warrants; (j) 141 shares of common stock issuable to Spencer Trask & Co. upon the exercise of the Class B Warrants; (k) 3,210 shares of common stock issuable to Spencer Trask & Co. upon the exercise of a Placement Agent Unit Purchase Option; (l) 3,210 shares of common stock issuable to Spencer Trask & Co. upon the exercise of the Class A Warrants issuable upon the exercise of a Placement Agent Unit Purchase Option; (m) 3,210 shares of common stock issuable to Spencer Trask & Co. upon the exercise of the Class B Warrants issuable upon the exercise of the Class A Warrants; (n) 1,028 shares of common stock issuable to the Spencer Trask Illumination Fund in connection with the exercise of private placement Warrants; (o) 125,000 shares of common stock issuable to Qubit Holdings, LLC (“Qubit”), a Delaware limited liability company owned by certain trusts formed for the benefit of Mr. Kimberlin’s children, upon conversion of a convertible note; (p) 125,000 shares of common stock held by Qubit; (q) 478,835 shares of common stock issuable to Spencer Trask & Co. upon the exercise of 2006 Private Placement placement agent warrants; and (r) 340,439 shares of common stock issuable in connection with the exercise of STIC Warrants issued through April 30,

2007. Mr. Kimberlin disclaims both any pecuniary interest and any beneficial ownership in all of the securities issued to Qubit, as Mr. Kimberlin has no power to vote or dispose, or direct the voting or disposition to any of the securities held by Qubit or such trusts.

(6)	Includes an aggregate of 49,727 shares which may be acquired by current directors and officers currently or within 60 days after April 30, 2007 pursuant to the exercise of options; an aggregate of 2,348,522 shares which may be acquired by current directors and officers currently or within 60 days after April 30, 2007 pursuant to the exercise of warrants and the Unit Placement Agent Options; and 1,852,700 shares which may be acquired by current directors and officers currently or within 60 days after April 30, 2007 pursuant to the conversion of promissory notes.
EXECUTIVE OFFICERS
          We have previously provided, in our Annual Report on Form 10-K, biographical summaries of our executive officers. Since that filing, we have promoted Richard M. Bartholomew, Ph.D, to the position of Vice President, Research and Development. Dr. Bartholomew joined the company in 1994 as Senior Director, Applied Technology, and was promoted to Executive Director, Research and Development in January, 1996. Dr. Bartholomew has over 25 years of biotech experience. Since joining the company, Dr. Bartholomew has directed the gene therapy, cancer, and autoimmune diseases programs, as well as being responsible for the company’s patent portfolio. He also has over 45 publications in peer-reviewed scientific journals. Dr. Bartholomew was one of the first Research Scientists at Hybritech Inc. where he worked for 14 years. During his tenure at Hybritech, he designed novel screening assays, commercialized one of the first diagnostic assays using monoclonal antibodies, and developed platform technologies for the first in vivo use of monoclonal antibodies for tumor imaging and tumor therapy. Dr. Bartholomew received his B.S. and Doctorate degrees in Biochemistry from the University of Utah. He also served as a postdoctoral fellow at the Research Institute of Scripps Clinic.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          Our Compensation and Stock Option Committee is empowered to review and approve the annual compensation and compensation procedures for our executive officers and annually determines the total compensation level for our President and Chief Executive Officer. The total proposed compensation of our named executive officers is formulated and evaluated by our Chief Executive Officer and submitted to the Compensation and Stock Option Committee for consideration. During 2006 we engaged HRG, Inc. to perform an extensive compensation review of our employees, including the named executive officers. As discussed in Item 7. to our Form 10-K, as of December 31, 2006 our cash on hand was only sufficient to fund our planned operations through the first quarter of 2007. Subsequent to December 31, 2006, we received gross proceeds of approximately $1,067,000 from second tranche warrant exercises through March 30, 2007, the expiration date of the warrants; however we will need to raise additional capital before the second quarter of 2007 ends. Due to the limited funds available, there has been no change in the compensation levels (other than the approval of payment of 10% of executives’ 2006 bonuses) of any of our employees, including our named executive officers, since the completion of our consultant’s analysis.
Objectives of Compensation Program
     The primary objective of our compensation program, including our executive compensation program, is to attract, motivate and retain talented executives who are enthusiastic about our mission. Specifically, the objectives of our compensation practices are to establish:
•	base salary levels which are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer and which reflect the individual’s performance with us over time;

•	annual bonuses generally tied to the achievement of corporate and individual performance objectives, and/or retention bonuses in special cases; and

•	long-term stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and our stockholders.
     The major compensation elements for our named executive officers are base salary and annual performance-based bonuses, payable in cash for target performance. Base salaries (other than increases), and insurance benefits form stable parts of our named executive officers’ compensation packages that are not dependent on our performance during a particular year. Our performance-based bonus program rewards short-term and long-term performance, while our equity awards, typically in the form of stock options, reward long-term performance and align the interests of management with our stockholders.
Components of Compensation
Base Salary
          We establish base salary levels for executive employees by reviewing the aggregate of base salary and annual bonus for executives in equivalent positions with our competitors in the biotechnology industry at a stage of product development comparable to us and at other companies which compete with us for executive talent. Our consultant utilized two national independent surveys of the life-sciences industry (the Culpepper Life Sciences Compensation Survey and the Radford Biotechnology Survey) as well as a peer group of companies selected based on factors including size, employment levels and stage of development. This data was used to provide us with a broad overview of compensation practices and levels in the competitive marketplace. Generally, we strive to set our competitive salary for an executive officer position at the median level compared to the marketplace. The base salary of the CEO and our other named executive officers is reviewed annually, although our pre-2006 employment agreements with Dr. O’Neill and Mr. Green set minimums for their base salary rates.
Annual Incentive Compensation
          Annual cash bonus targets as a percentage of salary for Dr. O’Neill and Mr. Green are set forth in their respective employment agreements. Annual cash bonus targets for all other employees are discretionary. Bonus payments, if any, to our named executive officers are generally based on two principal factors: corporate performance as compared to our annual goals and objectives and individual performance relative to corporate performance and individual goals and objectives. We can, however, choose to award bonuses on criteria other than achievement of objectives, and our 2007 awards of bonuses for 2006 were in fact based on an appreciation of their loyal and dedicated service under difficult conditions rather than on the corporate and individual goals and objectives which had earlier been established for the 2006 bonus program.
          The size of proposed bonuses based upon achievement of corporate and individual goals by our named executive officers is evaluated by the CEO, and his evaluations submitted to the Compensation and Stock Option Committee for consideration in its decision. Bonus payments for the CEO are evaluated and recommended by the Compensation and Stock Option Committee after its review of the CEO’s achievement of goals. All recommendations are then presented to the Board for decision. The CEO is present for consideration of the bonuses of officers other than himself.
          Due to our current cash position, we have only approved payment of 10% of 2006 bonuses to the named executive officers. Payment of the remainder of the bonuses will be subject to the availability of cash. We have not yet completed the process for award of a 2006 bonus to Dr. O’Neill.
          When a company is in financial distress as we are, retention and incentivization of key management personnel is absolutely imperative. Our 2007 bonus awards for 2006 were based on this precept. We paid Mr. Green a $100,000 stay bonus in 2006 (of which the payment was accelerated in November 2006 due to a personal need of his).

Stock Option Program
          Because our stock price has fallen significantly in 2006 and 2007 and our number of outstanding shares has been diluted significantly, our currently outstanding stock options no longer provide a meaningful incentive. The close price of our common stock on March 30, 2007, $1.17, was significantly below the exercise price of all outstanding stock options. If and when additional grants are made under the 2003 Stock Plan or any future stock option plan, the size of future stock option grants will probably be larger than past grants’ size.
          During 2006 there were no stock option grants to our named executive officers, due in part to the Company’s unstable situation and the need to reserve or preserve authorized shares for financing purposes. We believe the failure to grant stock options was a flaw in our 2006 compensation practices and has deprived us of some of the incentivization benefits intended to be provided by the compensation program.
Savings and Investment Plan
          The Orchestra Therapeutics, Inc. Savings and Investment Plan is a defined contribution plan that qualifies as a 401(k) plan under the U.S. Internal Revenue Code of 1986, as amended. Under the 401(k) plan, we make a discretionary matching contribution to the plan, which may change year to year. Our contributions to the plan are made by us for each of the named executive officers on the same terms as are applicable to all other employees and vest immediately. During 2006 we made matching contributions equal to 100% of each eligible participants’, including named executive officers’, 401(k) deferral contributions. These matching contributions were in the form of newly issued common stock.
SUMMARY COMPENSATION TABLE
     The following table sets forth the compensation earned by each of our named executive officers for services provided to us in all capacities for the fiscal year ended December 31, 2006.

				Option	All Other
Name and			Bonus	Awards	Compensation
Principal Position	Year	Salary	(1)	(2)	(3)	Total
Joseph F. O’Neill, M.D.	2006	$412,000	—	$385,964	$116,928	$914,892
President and Chief Executive Officer

Michael K. Green	2006	$258,750	$255,250	$43,074	$16,290	$573,364
Chief Operating Officer and Chief Financial Officer

Georgia Theofan, Ph.D.	2006	$201,250	$40,250	$28,079	$2,985	$272,564
Vice President, Clinical Development

Peter Lowry	2006	$174,375	$34,875	$16,671	$15,524	$241,445
Vice President, Manufacturing

(1)	The amounts shown include $100,000 retention bonus paid to Mr. Green during 2006. Our board of directors approved 2006 bonuses payable to Mr. Green, Dr. Theofan, and Mr. Lowry in the amounts of $155,250, $40,250, and $34,875 respectively, the payment of 90% of which is subject to the availability of cash. We have not yet determined the 2006 bonus for Dr. O’Neill. In accordance with his employment agreement, Dr. O’Neill’s annual target bonus amount is between 100% and 400% of his base salary; subject to the successful completion of predefined goals and objectives.

(2)	The amounts shown are the amounts of compensation cost recognized by us for the year ended December 31, 2006 related to the grants of stock options prior to January 1, 2006, as prescribed by FAS No. 123R. We did not grant any stock options in 2006 to any of these officers. For discussion of valuation assumptions, see Note 1 — The Company and its Significant Accounting Policies, to our Notes to Financial Statements.

(3)	No discretionary bonus amounts are included. See note 1 above. For 2006, we made matching stock contributions under our 401(k) Plan for Dr. O’Neill, Mr. Green, Dr. Theofan, and Mr. Lowry equal to $15,000, $15,000, $2,012, and $15,000 respectively; representing 5,454, 5,454, 847 and 6,107 shares of common stock, respectively. We also funded a group term life insurance plan in an amount in excess of $50,000. Amounts added to compensation related to this plan for Dr. O’Neill, Mr. Green, Dr. Theofan, and Mr. Lowry were $1,932, $1,290, $973 and $524, respectively. In addition Dr. O’Neill received $99,996 of relocation pay in 2006.
Severance and Change of Control Agreements
          On October 26, 2005, Joseph F. O’Neill entered into an employment letter agreement with us to serve as our President and Chief Executive Officer. The agreement has a renewable three-year term that will be automatically extended for successive and additional two-year periods, unless either party provides written notice of termination to the other at least 90 days before to the end of the term. Other than our Chief Executive Officer, none of our employees has an employment agreement that provides a specific term of employment with us. Accordingly, the employment of any such employee may be terminated at any time.
          Our 2003 Stock Plan provides that in the event of a merger or reorganization, we shall either continue outstanding options granted under the Plan, or shall provide for the exchange of such options for a cash payment equal to the difference between the amount paid for one share under the terms of the merger or reorganization and the exercise price for each option, or shall accelerate the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee’s consent. Outstanding employee stock option agreements entered into pursuant to the Plan provide for the automatic vesting of employee stock options in the event of a change in control.
          In addition, our executive officers may receive stock options, not required under any employment agreement, under our 2003 Stock Plan. Like all holders of stock options under the Plan, they can receive advantageous treatment of the stock options if we are acquired or experience a change in control. Also the unvested portion of each of our officers’ stock options under our equity incentive plans becomes fully vested and exercisable if we are acquired and the officer is thereafter terminated without cause, forced to change the principal place of performance of the officer’s responsibilities and duties or placed in a position with a material reduction in the officer’s responsibilities and duties.
          In addition to the accelerated vesting of stock options, we provide certain benefits to our Chief Executive Officer and Chief Financial Officer upon certain qualifying terminations and in connection with terminations under certain circumstances following a change in control. The table below sets forth the estimated current value of payments and benefits to our Chief Executive Officer and Chief Financial Officer upon a change of control or a qualifying event. The amounts shown assume that the triggering events occurred on December 31, 2006 and do not include other benefits earned during their term of employment that are available to all salaried employees, such as accrued vacation; or benefits paid by insurance providers under life and disability policies. The actual amounts of payments and benefits that would be provided can only be determined at the time of separation from the Company.
          Per SEC rules, the intrinsic value of accelerated unvested stock options shown in the table below was calculated using the closing price of our common stock on December 29, 2006 ($1.68). The intrinsic value is the aggregate spread between $1.68 and the exercise price of the accelerated options, if less than $1.68. The exercise price of the accelerated unvested options shown in the table below was significantly higher than $1.68 and therefore the intrinsic value is $0.

		Accelerated
	Lump Sum	Vesting of
	Severance	Stock
Name and Principal Position	Payments	Options	Total
Joseph F. O’Neill, M.D.	$412,000	$—	$412,000
President and Chief Executive Officer

Michael K. Green	$172,500	$—	$172,500
Chief Operating Officer and Chief Financial Officer
Grants of Plan-Based Awards
     We did not grant any stock options or other “plan-based awards” in 2006.
Outstanding Equity Awards at Fiscal Year-End
     The following table includes certain information with respect to the value of all unexercised options previously awarded to our named executive officers at December 31, 2006. No stock options were granted in 2006.

		Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name and Principal Position	Exercisable	Unexercisable	Price	Date
Joseph F. O’Neill, M.D.	15,000	45,000	$32.00	10/31/2015
President and Chief Executive Officer

Michael K. Green	600	—	$181.00	1/9/2014
Chief Operating Officer and Chief	3,750	—	$188.00	2/11/2014
Financial Officer	796	204	$74.00	7/18/2015
	688	312	$32.00	10/31/2015

Georgia Theofan, Ph.D.	28	—	$112.00	4/16/2011
Vice President, Clinical Development	62	—	$112.00	9/6/2012
	19	—	$112.00	1/25/2012
	15	—	$112.00	5/21/2011
	9	—	$112.00	12/23/2009
	9	—	$112.00	12/29/2010
	12	—	$112.00	8/5/2009
	8	—	$112.00	6/23/2009
	8	—	$112.00	1/4/2009
	4	—	$112.00	7/27/2008
	8	—	$112.00	1/29/2008
	1,499	—	$112.00	4/14/2013
	796	204	$74.00	7/18/2015
	344	156	$32.00	10/31/2015

		Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name and Principal Position	Exercisable	Unexercisable	Price	Date
Peter Lowry	33	—	$112.00	5/6/2012
Vice President, Manufacturing	19	—	$112.00	1/25/2012
	3	—	$112.00	1/27/2012
	10	—	$112.00	1/29/2008
	10	—	$112.00	1/4/2009
	4	—	$112.00	7/6/2009
	23	—	$112.00	6/23/2009
	9	—	$112.00	12/23/2009
	9	—	$112.00	12/29/2010
	28	—	$112.00	4/16/2011
	460	—	$112.00	4/14/2014
	250	—	$188.00	2/11/2014
	597	153	$74.00	7/18/2015
Option Exercises and Stock Vested
     None of our named executive officers exercised any stock options, or held any “restricted stock” awards, in 2006.
Pensions and Nonqualified Deferral Compensation
     We have no pension plans. None of our named executive officers had any deferred compensation on a basis that is not tax-qualified.
Compensation Committee Report
     “We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s 2007 Annual Stockholders Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14 (a) of the Securities Exchange Act of 1934 (the “Proxy Statement”). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.
Compensation and Stock Option Committee
Kevin L. Reilly
Robert E. Knowling, Jr.”
Compensation Committee Interlocks and Insider Participation
     The Compensation and Stock Option Committee consists of Messrs. Reilly (Chair) and Knowling, each of whom is an independent director, and none of whom is a current or former employee of the Company. During 2006, none of our executive officers served as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on our Board of Directors.
Director Compensation
     Our directors do not receive cash compensation for their Board service; further, during 2006 there were no stock option grants. The following table shows compensation of non-employee members of our Board for 2006. All amounts in the first column relate to vesting under pre-2006 stock option grants.

	Option	All Other
	Awards	Compensation
Name and Principal Position	(1)	(2)	Total
Robert E. Knowling, Jr.	$—	—	$—
James L. Foght, Ph.D	$—	—	$—
James B. Glavin	$29,838	—	$29,838
Martyn Greenacre	$29,838	—	$29,838
David P. Hochman	$29,838	$101,500	$131,338
Kevin B. Kimberlin	$29,838	—	$29,838
Kevin L. Reilly	$29,838	—	$29,838
Alan S. Rosenthal	$29,838	—	$29,838

(1)	During July 2005, non-employee directors, as a group, were granted options from the 2003 Stock Plan to purchase a total of 6,000 shares of our common stock at an exercise price of $67.00 per share in lieu of monetary compensation for the year ending June 30, 2006. The options vested daily over one year. The amounts shown are the amounts of compensation cost recognized by us for the year ended December 31, 2006 related to the grants of stock options prior to January 1, 2006, as prescribed by FAS No. 123R. For discussion of valuation assumptions, see Note 1 — The Company and its Significant Accounting Policies, to our Notes to Financial Statements.

(2)	The amounts shown above include $101,500 of consulting services provided by Mr. Hochman through his consulting firm.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Promissory Notes and Warrants
Qubit Secured Promissory Note
          On February 9, 2006 we issued to Qubit, which is owned and managed by independent trustees for the benefit of the children of our director and controlling stockholder, Kevin Kimberlin, for $250,000 cash, a secured promissory note with a $250,000 original principal amount convertible into 125,000 shares of common stock at $2.00 per share. The note matures on January 1, 2008 and bears interest at 8% per annum. Qubit also received 375,000 short-term common stock warrants exercisable at $2.00 per share. Qubit exercised a portion of its warrants by paying the exercise price of $250,000 for 125,000 shares of our common stock. The remaining 250,000 warrants expired unexercised.
Cheshire Mortgage Note
          On February 8, 2006, we entered into a Note Exchange Agreement and a Note Revision Agreement with Cheshire pertaining to an 8% secured convertible note previously issued by us and held by Cheshire, with a principal balance (before the agreements) of $5,741,000 (the “Mortgage Note”). Under the Note Exchange Agreement, we issued 534,252 shares of newly-issued common stock to Cheshire at $2.00 per share in exchange for $1,006,000 of principal and $63,000 of accrued interest on the Mortgage Note.
          Under the Note Revision Agreement, the maturity date of the Mortgage Note was extended from May 31, 2007 to January 1, 2009 and in consideration for that extension we reduced the conversion price of the remaining $4,735,000 principal amount of the Mortgage Note to $2.00 per share of common stock. Accrued interest on the Mortgage Note will also be convertible at $2.00 per share of common stock. Before the Note Exchange Agreement, the conversion price of the Mortgage Note had been $70.00 per share. The difference between conversion of $4,735,000 at $70.00 per share and conversion of $4,735,000 at $2.00 per share is approximately 2,300,000 additional shares of common stock.
          In addition, Cheshire separately agreed in February 2006 to convert a total of another $1,700,000 of principal and accrued interest on the Mortgage Note into 850,000 shares of common stock at $2.00 per share; this took place on April 11, 2006.

2006 Private Placement
     In March 2006, we completed a private placement of secured convertible notes and warrants to accredited investors (the “2006 Private Placement”), raising gross proceeds of $8,000,000. We issued notes with an aggregate principal amount of $8,000,000, convertible into an aggregate of 4,000,000 shares of common stock at $2.00 per share. The notes mature on January 1, 2008, bear interest at 8% per annum, and share (with Cheshire, for its previously secured note, and with Qubit for its $250,000 note) a first priority security interest in substantially all of our assets.
     In addition, we issued to all of the note holders a total of 12,000,000 warrants to purchase our common stock at $2.00 per share. These warrants were divided into two 6,000,000 share tranches. 4,830,521 warrants from the first tranche of the 2006 Private Placement were exercised; with the aggregate gross proceeds totaling $9,661,000 (net proceeds to us were $8,695,000 after $966,000 of cash commissions paid to the placement agent). The remaining 1,169,479 first tranche warrants expired on August 7, 2006.
     The 6,000,000 second tranche warrants became exercisable on October 16, 2006. In March 2007, we entered into a Warrant Exercise and Price Protection arrangement with certain warrant holders of the 2006 Private Placement. This arrangement included a special warrant exercise inducement whereby (i) the warrant holder would receive 2.5 shares of our common stock for each $2.00 of second tranche warrant exercise price paid to us (this equates to an effective price of $0.80 per share) and (ii) the warrant holder would receive short-term ratchet-style price protection (through September 30, 2007) on March 2007 warrant exercises. 552,375 warrants from the second tranche of the 2006 Private Placement were exercised for 1,352,814 shares of our common stock; with the aggregate gross proceeds totaling $1,104,750 (net proceeds to us were $994,275 after $110,475 of cash commissions paid to the placement agent). Of the 552,375 warrants exercised, 533,625 were exercised under the special Warrant Exercise and Price Protection arrangement. The remaining 5,447,625 unexercised warrants from the second tranche expired on March 30, 2007.
     Among the investors in the 2006 Private Placement were several of our affiliates, including direct or indirect investment by Company directors and officers: Joseph O’Neill ($25,000 note and 37,500 warrants), Martyn Greenacre ($25,000 note and 37,500 warrants), David Hochman ($25,000 note and 37,500 warrants), James Foght ($25,000 note and 37,500 warrants), Kevin Reilly ($25,000 note and 37,500 warrants), Alan Rosenthal ($25,000 note and 37,500 warrants), Michael Green ($100,000 note and 150,000 warrants), Peter Lowry ($25,000 note and 37,500 warrants), Georgia Theofan ($50,000 note and 75,000 warrants), and Richard Bartholomew ($25,000 note and 37,500 warrants). All of these warrants expired unexercised except for 243,750 exercised by: David Hochman (18,750); James Foght (18,750); Kevin Reilly (18,750); Alan Rosenthal (37,500); Michael Green (75,000); Peter Lowry (18,750); Georgia Theofan (37,500); and Richard Bartholomew (18,750).
     A designated $6,000,000 of the 2006 Private Placement notes sold (including those sold to our non-director officers) are further supported by a recourse interest limited to the value of the proceeds of certain shares of private-company preferred stock owned by STIC, an affiliate of Mr. Kimberlin. In order to induce STIC to provide a limited recourse interest to the value of the proceeds of certain shares of private-company preferred stock for the benefit of a designated $6,000,000 of the 2006 Private Placement notes, to issue to STIC, for every month that the limited recourse interest remains in place, a number of seven-year warrants to purchase our common stock at $2.00 per share equal to 1% of the common stock then underlying the designated $6,000,000 of the 2006 Private Placement notes, to the extent the notes are then outstanding. As of April 30, 2007, STIC had earned 340,439 warrants to purchase our common stock at $2.00 per share. We also paid commissions and fees to our placement agent, STVI, for its services in connection with the 2006 Private Placement. STVI, which is an affiliate of Mr. Kimberlin and at the time was also an affiliate of our director David Hochman, received $800,000 in cash and seven-year placement agent warrants to purchase 800,000 shares of common stock at $2.00 per share. STVI then allocated the warrants to various brokers, employees (including Mr. Hochman) and its parent company. In addition, STVI received a commission equal to 10% of the warrant exercise proceeds in cash plus seven-year placement agent warrants to purchase a number of shares of our common stock equal to 20% of the number of exercised warrants, which were also be allocated in a similar manner. In conjunction with the exercise of the first tranche warrants, STVI received $966,104 cash and seven-year placement agent warrants to purchase 966,104 shares of common stock at $2.00 per share. As a result of the exercise of 552,375 second tranche warrants (of which 533,625 were exercised under the

Warrant Exercise and Price Protection arrangement described above), STVI became entitled to $110,475 in cash and 110,475 additional placement agent warrants. The exercise price per share of 106,725 of the additional placement agent warrants will be at $0.80 instead of $2.00, as a result of an amendment related to the Warrant Exercise and Price Protection arrangement. We also reimbursed STVI’s expenses and provided it with certain “tail” and first refusal rights.
     The 2006 Private Placement (including the placement agent warrants) and the earlier $250,000 financing from Qubit resulted in weighted-average antidilution adjustments under various warrants held by Cheshire, resulting in them becoming exercisable for an aggregate of 1,070,731 shares of common stock, instead of the 99,468 shares of common stock for which they had been exercisable before the February 8, 2006 transactions, and at a blended exercise price of $9.72 instead of $105.00. Following the Warrant Exercise and Price Protection exercises in March 2007 and the expiration of the remaining 5,447,625 unexercised second tranche warrants, the warrants held by Cheshire, are now exercisable for an aggregate of 931,182 shares of common stock at a blended exercise price of $11.18 per share.
     All of the 8% Notes and the Mortgage Note described above are secured.
Other
     On June 7, 2006, we entered into a consulting agreement with Orchestra Partners, LLC (“Orchestra Partners”), pursuant to which Orchestra Partners provided certain investor relations, public relations, corporate finance and other consulting services. Under this agreement; Orchestra Partners was paid $15,000 per month, with a commitment for a minimum of a six-month term, the agreement was terminated in April 2007. Orchestra’s sole member and manager is David Hochman, a director of the Company and a former affiliate of Spencer Trask & Co. Mr. Hochman was paid a total of $150,000 during the term of this consulting agreement.
     The Board of Directors believes that the foregoing transactions were in the best interests of the Company and its stockholders. It is our current policy that all transactions by us with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, and are on terms no less favorable to us than could be obtained from unaffiliated parties.

PROPOSAL 2
AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK
General
     Our Board of Directors has approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock, par value $.0025 per share, from 35,000,000 shares to 235,000,000 shares (the “Authorized Shares Increase”). None of these new shares would be issued unless our Board of Directors subsequently approves the particular issuances. The Board of Directors believes that the adoption of such amendment would be in the best interests of the Company and our stockholders, and recommends that the stockholders vote FOR approval of an amendment to our Certificate of Incorporation to effect the Authorized Shares Increase. The Authorized Shares Increase would become effective upon the filing of such Certificate of Amendment with the Delaware Secretary of State.
Purpose of the Authorized Shares Increase
     The purpose of this proposal is to provide us with flexibility to issue shares of Common Stock, or derivative securities convertible into (e.g., convertible promissory notes or convertible preferred stock) or exercisable for (e.g., warrants) shares of Common Stock, for financings and other valid corporate purposes recommended and authorized by the Board of Directors.
     We currently have approximately 11,000,000 available authorized but unissued shares of Common Stock in addition to unissued shares of Common Stock reserved for issuance under outstanding convertible notes, warrants and stock options and for our 401(k) plan stock match program. At the same time, we are extremely low on cash, and our ongoing cash burn is approximately $1 million per month. And, although we cannot raise funds except by selling equity or equity-linked securities, the current stock market price for our Common Stock is exceptionally low. This means that raising any meaningful amount of financing, which is essential if we are to survive in the short term, will require issuing extremely large amounts of Common Stock (or derivative securities overlying extremely large amounts of Common Stock).
     In order to stay in business, we have had to raise and will need to continue to seek to raise financing through the issuance of equity or equity-based securities to accredited investors.
     Our Board of Directors and management believe that, without the Authorized Shares Increase, we will be unable to raise (or continue to raise) the financing that we need to stay in business. We cannot guarantee, however, that we will be able to secure such additional funds on acceptable terms, or at all, even if the stockholders approve the Authorized Shares Increase.
     In addition, we may use any additional common shares for stock options and other equity compensation/incentivization programs. Due to our low stock price, it will be necessary to issue large numbers of stock options to create a meaningful incentivization effect.
Effects of the Authorized Shares Increase
     The additional shares of Common Stock authorized by this proposal will have the same rights, preferences and privileges as our previously authorized shares of Common Stock. Unless otherwise required by applicable law or regulation, the authorized but unissued and unreserved shares of our Common Stock may be issued as the Board of Directors may deem advisable, without further action by our stockholders. With regard to the financings suggested below, we would not anticipate seeking any further stockholder approvals.
     The Board of Directors does not recommend this proposal with an intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult, or otherwise discourage, a merger, tender offer, proxy contest or other attempt to gain control of the Company. This proposal is not in response to any effort on the part of any party to accumulate Common Stock or to acquire control of us by means of a merger, tender offer, proxy contest or otherwise, or to change management.
Current Intentions for Use of Shares
     If the Authorized Shares Increase is approved, we would likely use some of the newly-authorized shares almost immediately in a public or private equity or equity-linked financing, in order to raise funds necessary for corporate survival. Our current cash reserves will be exhausted at approximately the time of the Annual Meeting. The exact nature and size of such financing cannot be known now, but we are exploring all opportunities. Such a financing would likely be materially dilutive to existing stockholders.
     We expect that we would also need to use Authorized Shares Increase shares for further financings, in both the short-term and mid-term, in order to finance clinical trials and other cash requirements during our development phase. Again, we cannot specify the timing, nature or size of such financing. The higher the price of our stock, the fewer shares we would need to issue or commit in any financing.
     We also expect that we would in due course use Authorized Shares Increase shares for compensation and incentivization of our named executive officers and other service providers, such as by increasing the scope of our stock option plan, 401(k) stock match plan, etc. or by creating new such plans. We have not determined the number of Authorized Shares Increase shares we would seek to use for these purposes.
Vote Required
     The affirmative vote of a majority of our outstanding shares is required to approve this proposal. Broker voting, in the absence of instructions from beneficial owners, probably will not be allowed with regard to this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends that the stockholders vote FOR approval of this Proposal 2.

RELATIONSHIP WITH AUDITORS
     The members of the Audit Committee are James B. Glavin, Martyn Greenacre, Robert E. Knowling, Jr. and Kevin L. Reilly. All the members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the Nasdaq listing requirements.
     The Board of Directors has determined that James B. Glavin, Chair of the Audit Committee, is an audit committee financial expert as defined in the relevant securities law. This determination is based on a qualitative assessment of Mr. Glavin’s level of knowledge and experience based on a number of factors, including his formal education and experience.
Audit Committee Report
     The following is a report by our audit committee:
     “Management is responsible for the Company’s consolidated financial statements and reporting process, including the system of internal controls. The Company’s independent accountants are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes. The Audit Committee is not, however, an employee of the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants (LevitZacks) a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.
     The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
     The Audit Committee reviewed and discussed the fiscal year 2006 audited financial statements with management. Based on this review and discussion, the Audit Committee’s discussions and reviews with the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment of LevitZacks to serve as our independent registered public accounting firm for 2007.
James B. Glavin
Martyn Greenacre
Robert E. Knowling, Jr.
Kevin L. Reilly”

Principal Accounting Firm Fees
     The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2006 and 2005, by our principal accounting firm, LevitZacks:

	2006	2005
Audit Fees (a)	$146,132	$108,796
Audit Related Fees (b)	$34,478	$65,691
Tax Fees ( c)	$23,228	$20,187
All Other Fees	$—	$—

(a)	LevitZacks fees for auditing services for the fiscal years ended December 31, 2006 and 2005, including three quarterly reviews during each year.

(b)	Audit Related Fees for the years ended 2006 and 2005 include services required for the filing of various registration statements of our common stock with the Securities and Exchange Commission. In 2005 there were services rendered for the annual audit of our 401(k) Plan for the year ended 2004 and for services for reviewing our Sarbanes-Oxley systems documentation.

(c)	Tax fees include services for the preparation of our consolidated federal and state tax returns for the years ended December 31, 2005 and 2004.
All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by LevitZacks was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of audit, audit-related and tax services specifically described by the Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exceptions to the pre-approval requirement.
     The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2006 and 2005, by our former principal accounting firm, BDO Seidman, LLP:

	2006	2005
Audit Fees	$—	$—
Audit Related Fees (a)	$32,000	$83,000
Tax Fees	$—	$—
All Other Fees	$—	$—

(a)	Audit Related Fees for the years ended 2006 and 2005 includes services required for the filing of our annual report on Form 10-K and various registration statements of our common stock with the Securities and Exchange Commission.
     All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of audit, audit-related and tax services specifically described by the Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exceptions to the pre-approval requirement.

CODE OF ETHICS
     We have adopted a code of ethics, which applies to our senior officers and also to all other personnel. We have posted it on our website, www.orchestratherapeutics.com. We will post on our website any amendment to, or waiver from, the code of ethics if it pertains to our chief executive officer, chief financial officer, principal accounting officer or controller and is of a kind that Item 5.05 of SEC Form 8-K would require to be disclosed.
NOMINATING AND GOVERNANCE COMMITTEE
     The Nominating and Governance Committee’s membership is determined by the Board and is comprised of three members of the Board of Directors. All current members of the Nominating and Governance Committee (Messrs. Greenacre and Reilly) meet the independence requirements of The Nasdaq Stock Market. There is currently one vacancy on the committee.
     The Nominating and Governance Committee considers candidiates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or any member of the Nominating and Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations.
     Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendations of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Nominating and Governance Committee Charter, including, but not limited to, consideration of: (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains, throughout service on the Board, a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. A director’s qualifications in light of these criteria is considered at least each time the director is re-nominated for Board membership.
     In connection with this evaluation, the Committee determines whether to interview the prosective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prosective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
STOCKHOLDER PROPOSALS
     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act, and intended to be presented for consideration at our 2008 Annual Meeting of Stockholders must be received by the Company not later than March 1, 2008, in order to be considered for inclusion in our proxy materials for that meeting.
     Our bylaws also establish an advance notice procedure with respect to certain stockholder proposals. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices, not less than 120 calendar days before the anniversary of the date our proxy statement is released to stockholders in connection with the previous year’s annual meeting; provided, however, if we did not hold an annual meeting the previous year or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline shall be a reasonable time before we begin to mail and print our proxy materials. The 120th calendar day before June 4, 2008 will be Feb 5, 2008.
SECURITY HOLDER COMMUNICATIONS TO BOARD OF DIRECTORS
     The process for security holders to send communications to our Board of Directors is to mark the communications to Chairman of the Board, c/o Michael K. Green (Corporate Secretary), Orchestra Therapeutics, Inc., 5931 Darwin Court, Carlsbad, CA 92008. The Secretary will deliver all communications so received to the Chairman. The Chairman will copy and distribute the communication to the other Board members if, in his judgment, the best interest of the Company would be served by doing so.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under Section 16(a) under the Securities Exchange Act, our directors, executive officers and any persons holding more than 10% of the Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. In 2006 all Section 16(a) filing requirements were satisfied except for the following: Michael Green failed to timely file four reports on Form 4 (but filed all three within four weeks and one within seven months); David Hochman failed to timely file four reports on Form 4 (but filed two within one week, one within five weeks, and one within 11 months); Kevin Kimberlin failed to timely file three reports on Form 4 (but filed two within four weeks of the due date and one has not yet been filed); Peter Lowry failed to timely file three reports on Form 4 (but filed within four weeks); Joseph O’Neill failed to timely file three reports on Form 4 (but filed all within four weeks); Kevin Reilly failed to timely file one report on Form 4 (but filed within one week); Alan Rosenthal failed to timely file one report on Form 4 (but filed within one week); and Georgia Theofan failed to timely file four reports on Form 4 (but filed three within four weeks and one within seven months), pursuant to Section 16(a).
     In making this disclosure, we have relied solely on written representations of our directors and executive officers and copies of the reports that have been filed with the SEC.
BOARD MEMBER AND AUDITOR ATTENDANCE AT ANNUAL MEETING
     We have no formal policy regarding attendance of Board members at our Annual Meeting of Stockholders. All of the then-current Board members attended our 2006 Annual Meeting of Stockholders in person.
     Representatives of LevitZacks, our independent registered public accounting firm for fiscal year 2006 and fiscal year 2007, are expected to be present at the 2007 Annual Meeting. They will have the opportunity there to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions there.
OTHER MATTERS
     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy card promptly.
By order of the Board of Directors
/s/ Joseph F. O’Neill

Joseph F. O’Neill, M.D., M.P.H.
President and Chief Executive Officer

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the ORCHESTRA THERAPEUTICS, INC. cut-off date or meeting date. Have your proxy card in hand when you C/O AMERICAN STOCK TRANSFER access the web site and follow the instructions to obtain your records and 6201 5TH AVENUE to create an electronic voting instruction form. BROOKLYN, NY 11219 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Orchestra Therapeutics, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e- mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Orchestra Therapeutics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ORCHT1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ORCHESTRA THERAPEUTICS, INC. Vote On Directors For Withhold For All To withhold authority to vote for any individual Proposal 1: Election of Directors: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01) James L. Foght, Ph.D. 02) Kevin B. Kimberlin 03) Kevin L. Reilly 0 0 0 For Against Abstain Vote On Proposal Proposal 2: To approve the adoption of an amendment of the Company’s Certificate of Incorporation authorizing an increase in the 0 0 0 number of authorized shares of the Company’s common stock, par value $.0025 per share, from 35,000,000 shares to 235,000,000 shares: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ORCHESTRA THERAPEUTICS, INC. BOARD OF DIRECTORS PROXY ANNUAL MEETING OF STOCKHOLDERS JULY 10, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Orchestra Therapeutics, Inc. (the “Company”) acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated June 4, 2007, and the undersigned revokes all prior proxies and appoints Joseph F. O’Neill and Michael K. Green, or either of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 1590 Harbor Island Drive, at 10:00 a.m. Pacific Time on July 10, 2007, and any postponement or adjournment thereof, and instructs said proxies to vote as listed on the reverse side. This proxy will be voted in accordance with the specifications made. If this proxy is signed and no specifications are made, this proxy will be voted FOR the election of the three nominees for director and FOR Proposal 2. Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.